                                                                  EXHIBIT 10.22


                          LEASEHOLD PURCHASE AGREEMENT

         TransCoastal Marine Services, Inc., a Delaware Corporation, appearing herein through G. Darcy Klug, its Vice President, duly authorized by resolution of its Board of Directors, a certified copy of which is attached hereto ("Purchaser"), offers to purchase and receive from BELDON E. FOX, SR. GRANDCHILDRENS TRUST NO. 1 ("Seller"), that certain leasehold interest (the "Leasehold") established by that certain lease agreement (the "Ground Lease"), dated July 21, 1987, between Beldon E. Fox, Sr. and Clementine Ruth Clements, as original lessee (and assigned by original lessee to Seller) and Port of Iberia District, a port harbor and terminal district, as lessor (the "Ground Lessor"), recorded under Entry No. 87-7302 of the records of Iberia Parish, Louisiana, covering the immovable property in Iberia Parish, Louisiana, which property is more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Land"), together with all improvements and component parts located thereon, (the "Improvements"). The Leasehold and Seller's right and title in the Improvements collectively called the "Property."

         1. PURCHASE PRICE. At closing, Purchaser shall pay to Seller the sum of ONE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($1,500,000.00) for the assignment of the Property (the "Purchase Price").

         2. DEPOSIT. Purchaser shall not be required to post or to deliver a deposit, this Agreement being concluded in consideration of the mutual obligations assumed by the parties pursuant to that certain AGREEMENT and PLAN OF MERGER effective as of August 27, 1997, and executed by and among Purchaser, RNI Acquisition Corp. and Red Fox Companies of New Iberia, Inc. (the "Company") regarding the sale of all of the outstanding capital stock of the Company as well as the Property (the "Master Agreement"); Purchaser and Seller agree and stipulate that the right accorded the Purchaser pursuant to this Agreement is predicated upon the conclusion of the Purchaser's acquisition of the outstanding capital stock of the Company in accordance with the terms and conditions of the Master Agreement.

         3. TITLE. Purchaser may procure, at Purchaser's expense, a title report or title commitment on the condition of Seller's title to the Property and shall notify Seller of any exceptions to title disclosed therein ("Title Defects"). Seller shall have thirty (30) days from the date of notification by Purchaser to cure or remove the Title Defects. If Seller, acting with due diligence and best efforts, fails to cure or remove the Title Defects within said period, Purchaser shall have the right, in its sole and exclusive discretion, upon notice to Seller (a) to terminate this Agreement, or (b) to waive its objections to the Title Defects and proceed to Closing in accordance with the terms hereof. Purchaser shall have the right but not the obligation to take whatever action it deems appropriate to cure or remove the Title Defects. It is a condition of Purchaser's obligation to close hereunder that an extended coverage ALTA owner's policy of title insurance (Form B, 1970 or other form acceptable to Purchaser) be issued by a title company acceptable to Purchaser and in the amount of the Purchase Price, showing an insurable, good and marketable title in Purchaser subject only to the Title Defects approved by Purchaser ("Title Policy").
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         4. SURVEY, PROPERTY INFORMATION, TESTING AND CONTIGUITY.

         (a) Survey. Purchaser may have the Land and Improvements surveyed, at Purchaser's expense, which survey shall be acceptable for the issuance of the Title Policy without taking general exception to matters of survey. If such survey is made, the survey description shall be used in the Assignment of Lease, as defined below. Approval by Purchaser of the survey and of matters or issues apparent on the survey shall be a condition precedent to the Purchaser's obligations under this Agreement.

         (b) Consent. Purchaser shall request the consent of the Ground Lessor to the assignment of the Ground Lease. Seller agrees to cooperate with Purchaser in securing the Ground Lessor's consent. If Ground Lessor does not consent to such conveyance and assignment by the end of the sixty (60) day period set forth below in Section 4(d), Purchaser may terminate this Agreement.

         (c) Proper Information. Seller shall provide to Purchaser within thirty (30) days after Seller's execution of this Agreement, and thereafter until Closing, as Seller may come into possession or control of same, correct and complete copies of any documents, correspondence and information in Seller's possession or control relating to the Land and the Property.

         (d) Testing. Purchaser shall be accorded a period of sixty (60) days from the date of the execution hereof by both parties in which to conduct any and all investigations, inspections and tests with respect to the environmental
condition of the Land and the Property.   Purchaser and Purchasers' agents
shall have the right to enter and to conduct or cause to be conducted any investigations, inspections and tests of the Land and the Property (the "Tests"), including but not limited to investigations, inspections and tests regarding the condition of the soil, surface water and groundwater of the Land and the Property to determine the environmental condition of the Land and the Property and to test for the presence of any Hazardous Materials, including a "Phase I" environmental assessment and, if Purchaser in its sole discretion deems it necessary, a "Phase II" environmental assessment. For purposes hereof, "Hazardous Materials" shall mean any and all flammable explosives, hydrocarbons and/or petroleum products or fractions thereof, radioactive materials, hazardous or toxic wastes, substances or materials, including but not limited to those materials and substances defined as hazardous substances", "extremely hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in the Laws. For purposes hereof, the "Laws" shall include but not be limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and any other federal, state and local statutes and ordinances, including all amendments thereto, replacements thereof, any rules, regulations and orders adopted and issued pursuant thereto, and any judicial and administrative interpretations thereof. The cost of the "Phase I" environmental assessment shall be split 50/50 by Seller and Purchaser. Purchaser shall pay all other costs for such Tests. If this Agreement is terminated for any reason permitted herein, Purchaser shall repair any damage caused to the Land and the Property by the Tests. Purchaser shall and does hereby indemnify and hold harmless Seller from any and all claims and causes of action arising out of such Tests, provided Seller is not negligent or at fault, and further provided that Purchaser shall not be responsible for any costs, claims, damages, or liabilities

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caused by or arising from any Hazardous Materials discovered on the Land and the Property by such Tests. If the Tests reveal that the Land and the Property is, in the Purchaser's sole and exclusive discretion, unsuitable to Purchaser's use or contaminated, then Purchaser may terminate this Agreement by giving written notice to Seller at any time within sixty (60) days of the execution of this Agreement by both Purchaser and Seller. If no such notice is given, then the predication provided in this paragraph shall be deemed satisfied.

         5. CONVEYANCE. At Closing, Seller shall assign to Purchaser good and marketable title to the Ground Lease and Improvements by assignment of lease (the "Assignment of Lease"), warranting title thereto to be free and clear of all contracts, liens, defects, encumbrances, encroachments, leases, tenancies and occupancies, (except for the existing lease to the Company) and those matters approved by Purchaser in accordance with Section 3 hereof, and current real estate taxes and assessments, both general and special, not then due and payable. Seller shall deliver possession of the Land and Property to Purchaser at Closing in the same condition and state of repair as on the date of Seller's execution of this Agreement, subject only to normal wear, tear, and use since that date. Prior to Closing, Seller shall not take or fail to take any "action in which would adversely affect the title, condition, or value of the Land and
Property, or Purchaser's intended use thereof.   Seller shall not enter into
any agreements prior to Closing, including, without limitation, amending or modifying the Ground Lease, which would materially adversely affect Purchaser's intended use of the Land and Property without Purchaser's prior written consent, which consent may be withheld in Purchaser's sole and exclusive discretion.

         6. TAXES, RENTS, UTILITY CHARGES. Seller shall pay all taxes and assessments on the Property, general and special, levied or assessed for any year prior to that in which the Closing occurs, whether or not such taxes and
assessments are then past due or are payable thereafter.   All real estate
taxes and assessments, and all property taxes on personal property acquired hereunder, if any, for the current year in which the Closing occurs be prorated between the parties as of the Closing Date using the valuation and rate shown on the last available real estate tax bill; provided, however, that any installments of reassessed or other special assessments, whether then due or to become due, together with interest and penalties thereon, if any, shall be paid in full by Seller; and provided further, that the proration of real estate taxes and assessments shall be adjusted after Closing in the event the valuation and/or rate is increased in the tax year up to and including the Closing Date, as indicated by the next available real estate tax bill. Rents are to be prorated between the parties as of the Closing Date.

         7. CLOSING. The Assignment or Closing ("Closing") of the assignment of the Property shall occur before Purchaser's notary public on or before ninety (90) days of the execution of the Agreement ("Closing Date"), subject to extension by mutual consent of the parties in order that the Closing Date coincide with the closing of the transactions anticipated by and referenced in the Master Agreement. At Closing, the costs of conveyance, mortgage, and tax research certificates shall be paid by Seller. All other costs shall be for the account of Purchaser.

         8. DEFAULT. If this Agreement is terminated for any reason permitted herein, the parties shall have no further liability and/or obligations hereunder except as expressly provided herein. If Seller breaches or defaults in its performance under this Agreement, Purchaser's sole remedy





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shall be to seek specific performance.  Likewise, if Purchaser breaches or defaults in its performance under this Agreement, Seller's sole remedy shall be to seek specific performance.

         9. REPRESENTATIONS. Seller represents and warrants to Purchaser at the time of Seller's acceptance of this Agreement, and continuing through Closing, that:

         (a) Seller has and owns 100% good and marketable title to the leasehold interest of the Ground Lease and the Improvements, has authority to execute, deliver and perform this Agreement and each instrument and agreement to be executed and delivered by Seller pursuant hereto, and the taking by Seller of the actions contemplated hereby;

         (b) To the best of Seller's knowledge, information, and belief, the Property is properly zoned for the Company's use, and there is no threatened or pending proceeding to which Seller is a party or of which it has been given notice or is otherwise aware concerning zoning, condemnation, impairment of access, tax adjustment or similar proceeding, assessment or plan by the Government which could affect the Property;

         (c) To the best of Seller's knowledge, information, and belief there are no actions, investigations or proceedings pending or threatened to be brought in any court or before the Government which does or could have an effect on the ability of Purchaser to improve and operate the Property for Purchaser's use, encumber or burden the Property, prevent the execution, delivery or performance of this Agreement by Purchaser or Seller, delay or prohibit Closing; neither are there any unsatisfied judgments or consent decrees which could have any such effect;

         (d) To the best of Seller's knowledge, information, and belief, with respect to the use, operation or maintenance of the Property, Seller and the Company are in compliance with all statutes, ordinances, orders, writs, injunctions or decrees, including but not limited to zoning ordinances, building codes or the Laws;

         (e) Seller has provided or will provide to Purchaser true, correct and complete copies of any documents in Seller's possession as specified in Section 4 (b) of this Agreement;

         (f) Other than the Company, there are no tenants, parties in possession, adverse possessors or other occupants on the Property, and Seller has not accepted or granted any other agreements, offers or options to purchase or lease the Property;

         (g) To the best of Seller's knowledge, information, and belief, the Property has never been used or operated for the storage, manufacture, treatment, transportation, sale or disposal of Hazardous Materials, except as required in the ordinary course of the business of the Company and Seller has no notice from any government authority or other report or study, that indicates that Hazardous Materials are or have been located on the Property;

         (h) Seller has not made an assignment for the benefit of creditors and is not insolvent or bankrupt.





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         10.  MISCELLANEOUS.

         (a) Expropriation or Casualty. If, prior to Closing, the Property or any part thereof shall be, or becomes known to Purchaser or Seller (who shall notify Purchaser promptly) to be, or threatened to be condemned or otherwise acquired for public purposes, or if access to the Property shall be, or become known to Purchaser or Seller to be, or threatened to be restricted or denied through eminent domain, or the exercise of police power, all of the above-described events collectively referred to as "Expropriation"), or if any portion of the Property shall be destroyed or damaged by fire or other casualty, as determined by Purchaser, then in any such case, Purchaser, upon notice to Seller, may elect (i) to terminate this Agreement, or (ii) to receive from the proceeds of any insurance payable to Seller upon such damage or destruction, or from any award paid or payable to Seller as a result of the Expropriation, as the case may be, an appropriate credit against the balance of the Purchase Price to be paid by Purchaser.

         (b) Transfer Taxes - Commissions. Seller shall defend, indemnify and hold harmless Purchaser, its successors, assigns, directors, officers, employees and agents from and against any liability, including court costs and attorneys' fees, for any commissions by any real estate agent or broker utilized by Seller in this transaction.

         (c) Notices. Any and all notices provided under this Agreement must be in writing and shall be deemed given when delivered in person, or when deposited with Federal Express or other similar overnight service, return receipt requested, or when deposited in the United States mails, postage prepaid for certified mail, return receipt requested, or upon actual receipt of a facsimile or other similar transmission (provided that a copy of the facsimile is delivered or deposited within twenty-four [24] hours in the manner specified above), properly addressed to the parties. For purposes of notice, the addresses of the parties shall be as follows:

         If to SELLER to:         The Beldon E. Fox, Sr. Grandchildren's
                                  Trust No. 1
                                  2425 W. Loop South, Suite 200
                                  Houston, TX  77027
                                  Attention:  Allyson B. Fox

         If to PURCHASER to:      TransCoastal Marine Services, Inc.
                                  505 Lorie Avenue, Suite I
                                  Lafayette, Louisiana 70507
                                  Attention: Mr. G. Darcy Klug

         With a copy to:          Robert J. Viguet, Jr.
                                  Chamberlain, Hrdlicka, White,
                                  Williams ~ Martin
                                  1200 Smith Street, Suite 1400
                                  Houston, Texas 70002-4310

         Either party may designate a different address for receiving notices hereunder by giving at least ten (10) days written notice thereof to the other parry.





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         (d) Waiver.  Except as otherwise specifically provided in this
Agreement, no failure or delay on the part of either party in exercising any of their respective rights hereunder upon any failure by the other party to perform or observe any condition, covenant or provision herein contained shall operate as a waiver thereof, nor shall any single or partial exercise of any of such rights preclude any other or further exercise thereof or the exercise of any other right hereunder. No waiver or release of any of the terms, conditions or provisions of this Agreement shall be valid or asserted or relied upon by either Party hereto or offered in any judicial proceeding or otherwise, unless the same is in writing and duly executed by the party against whom such waiver or release is being asserted.

         (e) Construction. This Agreement shall be governed and performed in accordance with the laws of the State of Louisiana.

         (f) Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person, entity, or circumstance, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to the other person or circumstance shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         (g) Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute the understanding of the parties hereto.

         (h) Dates. If any deadline set forth herein falls on a Saturday, Sunday or holiday, the deadline shall be extended to the next business day.

         (i) Captions. The captions in this Agreement and in any addenda or exhibits attached hereto are used for reference purposes only and they in no way define, limit or prescribe the scope or intent of this Agreement or any provisions hereof.

         (j) Survival.  The terms of this Agreement shall survive Closing.

         (k) Further Assurances. The parties agree to execute such other documents as may be required from time to time to give effect to the terms contained herein and the intent hereof.

         (l) Counsel. The parties acknowledge that they have had an opportunity to consult with legal counsel and to study and negotiate the terms and provisions of this Agreement. The draftsmanship or authorship of this Agreement, any addenda hereto and any interlineations hereof shall not be construed in favor of or against either party, it having been negotiated and adopted fully and freely by both parties.





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
         IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned this 11th day of August 1997, having first read and understood the terms contained herein and the purpose, intent and effects hereof.


WITNESS:                                  PURCHASER:

By: /s/ JEAN SAVOY                        TRANSCOASTAL MARINE SERVICES, INC.
   -------------------------------
Print: Jean Savoy
      ----------------------------

By: /s/ MARY ANN SOTO                     By:  /s/ G. DARCY KLUG
   -------------------------------           --------------------------------
Print: Mary Ann Soto                           G. Darcy Klug, Vice President
      ----------------------------


                                          SELLER:

By: /s/ JEAN SAVOY                        BELDON E. FOX, SR.
   -------------------------------        GRANDCHILDRENS TRUST NO. 1
Print: Jean Savoy
      ----------------------------

By: /s/ MARY ANN SOTO                     By: /s/ ALLYSON B. FOX
   -------------------------------           --------------------------------
Print: Mary Ann Soto                         Allyson B. Fox, Trustee
      ----------------------------           --------------------------------





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
THE STATE OF TEXAS        Section
                          Section
COUNTY  OF HARRIS         Section

         BEFORE ME, the undersigned authority, on this day personally appeared Allyson B. Fox, Trustee of Beldon E. Fox, Sr. Grandchildrens Trust
No. 1, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that (s)he executed the same for the purposes and consideration therein stated, and in the capacity therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11th day of August,
1997.

         [SEAL]                         /s/ MARY ANN SOTO
                                        -----------------------------
                                        Notary Public in and for the
                                        State of Texas

                                        Mary Ann Soto
                                        -----------------------------
                                        Printed Name of Notary

                                        My Commission Expires:

                                        5-10-2000
                                        -----------------------------

THE STATE OF TEXAS        Section
                          Section
COUNTY  OF HARRIS         Section

         BEFORE ME, the undersigned authority, on this day personally appeared
G. Darcy Klug, President of TransCoastal Marine Services, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein stated, and in the capacity therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11th day of August,
1997.

         [SEAL]                         /s/ MARY ANN SOTO
                                        -----------------------------
                                        Notary Public in and for the
                                        State of Texas

                                        Mary Ann Soto
                                        -----------------------------
                                        Printed Name of Notary

                                        My Commission Expires:

                                        5-10-2000
                                        -----------------------------



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                                   EXHIBIT A


(a) Part of Lot 10 at the Port of Iberia located in Section 3, Township 13 South, Range 6 East, Iberia Parish, Louisiana, containing 10.754 acres, together with any improvements thereon, containing and measuring 469.1 feet on the west side of Lewis Street (Parish Road No.
         605), being irregular in shape and being bounded on the north by Lot 9 and part of Lot 10, on the south by Lot 11, on the east by Lewis Street (Parish Road No. 605) and on the west by Commercial Canal, being part of Lot 10 as shown in part on plat of R. B. Marie, Land Surveyor, dated October 12, 1978, a copy of which is attached to that certain Lease dated July 21, 1987, and is recorded under Entry No. 87-7302 of the records of the Clerk of Court's Office for the Parish of Iberia, Louisiana.

         Subject to that certain five foot utilities easement running along the entire eastern boundary of the subject property parallel and adjacent to Lewis Street (Parish Road No. 605) as more particularly shown on plat of R. B. Marie, Land Surveyor, dated October 12, 1978.

(b) Part of Lot 10 at the Port of Iberia located in Section 3, Township 13 South, Range 6 East, Iberia Parish, Louisiana, containing 0.569 acres, together with any improvements thereon, being bounded on the north by Lot 8, south by the remainder of Lot 10, east by Lot 9 and west by Commercial Canal as shown on plat of R. B. Marie, Land Surveyor, dated January 30, 1979, a copy of which is attached to that certain Lease dated July 21, 1987 and is recorded under Entry No. 87-7302 of the records of the Clerk of Court's Office for the Parish of Iberia, Louisiana.





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